STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/29/2001
                                                          010807221 - 2957660


CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION


     WORLD WIDE YACHT DELIVERIES, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY

     FIRST:  That at a meeting  of the Board of  Directors  of World  Wide Yacht
Deliveries, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

             The name of this corporation is: Texxar Inc.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of share as required by statue were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


     IN WITNESS THEREOF, said Karin R. Slacum has caused this certificate to be signed by Karin R. Slacum, its secretary this 16th day of November 2001.


                                 By: /s/Karin R. Slacum